BOXLIGHT CORPORATION
AMENDMENT TO AMENDED AND RESTATED INVENTORY FINANCE AGREEMENT
Dated as of April 1, 2026

THIS AMENDMENT (this “Amendment”) is entered into as of April 1, 2026, by and between BOXLIGHT CORPORATION, a Nevada corporation (the “Company”), and J.J. ASTOR & CO., a Utah corporation (the “Inventory Purchaser”), and amends that certain Amended and Restated Inventory Finance Agreement dated November 3, 2025, as previously amended (the “Restated Agreement”).
WHEREAS, the Parties desire to amend the Restated Agreement to provide for (a) conversion of certain Outstanding Balances owed under the Restated Agreement into Common Stock and (b) proceeds protection;
NOW, THEREFORE, in consideration of the mutual covenants herein, the Parties agree as follows:
1.Definitions
“Make Whole Payment” means the cash amount required to ensure that the Inventory Purchaser receives aggregate proceeds of not less than $556,200 from the sale of 600,000 Conversion Shares and any Make Whole Shares.
“Proceeds Protection” means the Company’s obligation to ensure aggregate proceeds of at least $556,200 are received by Inventory Purchaser from the sale of 600,000 Conversion Shares.
“Sale Price” means the actual price received in bona fide arm’s length market transactions.
“VWAP” means the volume weighted average price of the Common Stock as reported on the Nasdaq Capital Market.
2.Acknowledgment of Default
The Company acknowledges that an Event of Default has occurred and is continuing under the Restated Agreement. Nothing herein shall be deemed to waive any rights of the Inventory Purchaser.
3.Section 2.3 of the Restated Agreement is hereby deleted and replaced with the following:
“2.3 Maximum Inventory Purchase Amount. The aggregate Inventory Purchase Amounts shall at no time exceed the amount of Ten Million Dollars ($10,000,000), unless otherwise approved in advance by the Inventory Purchaser.”

4.Conversion
The Parties acknowledge that $556,200 of the Outstanding Balance is hereby converted into 600,000 shares of Common Stock (the “Conversion Shares”) at a Conversion Price of $0.927 per share (the “Conversion Price”).
5.Delivery of Conversion Shares
On or before April 6, 2026, the Company shall cause its transfer agent to deliver the Conversion Shares via DWAC in book-entry form dated April 1, 2026. Such Conversion Shares shall be duly authorized, validly issued, fully paid and non-assessable.
6.Securities Law Matters
The Conversion Shares shall be restricted securities under the Securities Act and not eligible for resale under Rule 144 until at least six (6) months following the date of the Restated Agreement unless registered for resale under the Securities Act, as provided below.
7.Registration Statement
On or before June 30, 2026, the Company shall file a registration statement on Form S-1 covering all Conversion Shares and Make Whole Shares and use commercially reasonable best efforts to cause it to become effective and remain effective until all shares are freely tradable.
8.Proceeds Protection and Make Whole Payment
The Company shall ensure Proceeds Protection. Accordingly, if the aggregate proceeds from the sale of the Conversion Shares are less than $556,200, the Company shall pay the shortfall in cash within Five (5) Trading Days (the “Make Whole Payment”).
At the election of the Inventory Purchaser, such Make Whole Payment may be satisfied in the form of additional shares valued at the lowest VWAP during the five (5) Trading Days preceding such election (the “Make Whole Shares”).
All Make Whole Payments shall be calculated on a cumulative basis until the full Proceeds Protection is satisfied.
9.Nasdaq Compliance and Ownership Limitations
The Inventory Purchaser shall not be required to beneficially own more than 19.99% of the Company’s outstanding Common Stock at any time.
The Company shall not issue shares exceeding 20% of its outstanding Common Stock without shareholder approval in accordance with Nasdaq rules.

The Inventory Purchaser shall not sell shares below the Nasdaq minimum price requirements; any shortfall resulting therefrom shall be covered by Make Whole Payments.
10.Shareholder Approval
At the request of the Inventory Purchaser, the Company shall include on the agenda of its next shareholder meeting a proposal to approve the issuance of shares in excess of 20% and any related Nasdaq requirements.
11.Payment Priority
All Make Whole Payments shall be payable in cash unless the Inventory Purchaser elects otherwise.
12.No Limitation on Obligations
No issuance cap or limitation shall reduce the Company’s obligation to satisfy Make Whole Payments.
13.Default Interest
Any unpaid Make Whole Payment shall accrue interest at 19% per annum, compounded daily.
14.Miscellaneous
Except as amended hereby, all of the terms and conditions of the Restated Agreement shall remain in full force and effect and are incorporated by this reference herein.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first above written.

BOXLIGHT CORPORATION

By: /s/ Ryan Zeek
Name: Ryan Zeek
Title: Chief Financial Officer

J.J. ASTOR & CO.

By: /s/ Jarom Heaps
Name: Jarom Heaps
Title: Vice President